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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934
                            -------------------------

                            HEALTHCARE CAPITAL CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 Alberta, Canada
                    (STATE OF INCORPORATION OR ORGANIZATION)

                                 Not Applicable
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)


  111 S.W. Fifth Avenue, Suite 2390
          Portland, Oregon                                          97204
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)

IF THIS FORM RELATES TO THE REGISTRATION OF A     IF THIS FORM RELATES TO THE REGISTRATION OF A
CLASS OF SECURITIES PURSUANT TO SECTION 12(B)     CLASS OF SECURITIES PURSUANT TO SECTION 12(G)
OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT     OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT
TO GENERAL INSTRUCTION A.(C), PLEASE CHECK        TO GENERAL INSTRUCTION A.(D), PLEASE CHECK
THE FOLLOWING BOX.  [X]                             THE FOLLOWING BOX.  [ ]





SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

        TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH
        TO BE SO REGISTERED                 EACH CLASS IS TO BE REGISTERED
        -------------------                 ------------------------------

   Common Shares,                               American Stock Exchange
   without nominal or par value

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                      None
                                (TITLE OF CLASS)

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ITEM 1.  DESCRIPTION OF COMMON SHARES OF HEALTHCARE CAPITAL CORP.

         The description of the Common Shares, without nominal or par value, of HealthCare Capital Corp. (the "Registrant") is incorporated by reference to
Exhibit 99.2 to the Registrant's Current Report on Form 8-K dated December 24, 1997.

ITEM 2.  EXHIBITS.

         1.  Articles  of   Incorporation   ("Articles")   of  the   Registrant.
Incorporated by reference to Exhibit 3.1 to Registrant's registration statement on Form SB-2 (No. 333-23137) ("SB-2").

         2. Articles of Amendment dated December 16, 1997, amending the Registrant's Articles to set forth the terms of the Series A Convertible Preferred Shares.

         3. Bylaws of the Registrant. Incorporated by reference to Exhibit 3.2 to the Registrant's annual report on Form 10-K for the year ended July 31, 1997.

         4. Warrant Indenture between the Registrant and the R-M Trust Company, dated February 28, 1996. Incorporated by reference to Exhibit 10.3 to the Form SB-2.

         5. Warrant Indenture between the Registrant and the R-M Trust Company, dated September 17, 1996 ("September Warrant Indenture"). Incorporated by reference to Exhibit 10.9 to Registrant's Form SB-2.

         6.  Supplemental   Indenture  to  the  September   Warrant   Indenture.
Incorporated by reference to Exhibit 10.10 to Registrant's Form SB-2.

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                HEALTHCARE CAPITAL CORP.



                                By  /s/ Edwin J. Kawasaki
                                     Edwin J. Kawasaki, Vice President-Finance

Dated:   January 30, 1998


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